UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Section 240.14a-12

Verisk Analytics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your Vote Counts! VERISK ANALYTICS, INC. 2025 Annual Meeting Vote by May 19, 2025 11:59 PM ET V67931-P28547 You invested in VERISK ANALYTICS, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 20, 2025. Get informed before you vote View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 6, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote Virtually at the Meeting* May 20, 2025 8:30 AM Eastern Time Virtually at: www.virtualshareholdermeeting.com/VRSK2025 *Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. VERISK ANALYTICS, INC. 2025 Annual Meeting Vote by May 19, 2025 11:59 PM ET Voting Items Board Recommends 1. Election of Directors Nominees: 1a. Jeffrey Dailey For 1b. Bruce Hansen For 1c. Gregory Hendrick For 1d. Kathleen A. Hogenson For 1e. Samuel G. Liss For 1f. Christopher J. Perry For 1g. Sabra R. Purtill For 1h. Lee M. Shavel For 1i. Olumide Soroye For 1j. Kimberly S. Stevenson For 1k. Therese M. Vaughan For 2. To approve executive compensation on an advisory, non-binding basis. For 3. To ratify the appointment of Deloitte & Touche LLP as our independent auditor for the 2025 fiscal year. For 4. To eliminate supermajority voting standards for limitation on beneficial ownership of the Company. For 5. To eliminate supermajority voting standards for certain business combinations. For 6. To limit certain liability of officers as permitted by Delaware law. For 7. To enable the ability of shareholders owning 25% of the Company’s common stock to call special meetings of shareholders. For 8. Shareholder Proposal - Support Shareholder Ability to call for a Special Shareholder Meeting. Against NOTE: Such other business as may properly come before the meeting or any adjournment thereof. V67932-P28547